AMENDMENT TO AGREEMENT

This Amendment to Agreement ("Amendment") is made and entered into as of April 28, 2006, by and among Avalanche Products Inc., a California corporation ("Avalanche"), and Norse Dairy Systems, LLC ("Norse"), with reference to the following facts:

A. Avalanche and Norse entered into that Agreement, dated on or about October 5, 2004, by and between Avalanche and Norse, pursuant to which Avalanche agreed to license certain intellectual property rights to Norse to manufacture, deliver and sell Cartridges to certain third party dairies.

B. Avalanche entered into a License Agreement with Ezee Whip Systems under which Avalanche may manufacture Cartridges;

C. Avalanche has the right to sub-contract Norse to manufacture the Cartridges under the License Agreement;

D. Avalanche has entered into an Exclusive Marketing Agreement with Avasoft, Inc., a California corporation ("Avasoft"), dated on or about March 28, 2006 under which Avalanche sub-licenses Avasoft to market, sell and distribute filled Cartridges to ice cream distributors and retailers;

E. The parties wish to amend this Agreement to require that Norse may only sell Cartridges to Dairies or other entities approved by Avasoft.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Capitalized Terms. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.

2. Acknowledgement. Section 2.1 shall be revised in its entirety to read as follows:

2.1 (a) "Norse acknowledges that Ezee Whip Ice Cream has been awarded and holds a patent for the Cartridge which it exclusively licensed for manufacturing, filling, marketing, promotion and distribution in the United States to Avalanche. Norse further acknowledges that Avalanche granted to Avasoft, a sublicense to purchase filled Cartridges, and to market, promote, distribute and sell such filled Cartridges. Avalanche hereby grants Norse the exclusive sub license by Avalanche solely to manufacture, sell and deliver Cartridges to Dairies approved in writing by Avasoft pursuant to the terms of this Agreement. Avalanche agrees that during the term of the Agreement, Avalanche shall not license or

otherwise authorize any other person or entity to manufacture, sell and deliver Cartridges to Dairies.

(b) Avalanche represents and warrants that it has the authority, including the express knowledge and approval of Ezee Whip Ice Cream, to grant this exclusive license to Norse."

3. Relationship with Designee. Section 2.4 shall be added which shall read as follows:
Norse agrees that it shall manufacture, deliver and sell Cartridges to only to those Dairies or other entities designated and approved by Avasoft, which approval may not be unreasonably refused or withheld by Avasoft. Norse agrees to forward to Avasoft all inquiries or purchase requests relating to the Cartridges that Norse receives from Dairies and from all customers or potential customers of the Cartridges. All Parties agree that the Dairies to be reasonably approved by Avasoft must enter into agreements with Avasoft to maintain the exclusivity and intellectual property rights of the Parties as they related to the Cartridges, on reasonable terms and conditions. The Parties further acknowledge and agree that Avasoft's refusal to approve a Dairy shall not be unreasonable if based upon the subject Dairy's refusal to enter into an appropriate agreement to sell filled Cartridges directly to Avasoft or to sell them through another arrangement acceptable to Avasoft."

4. Third Party Beneficiary. Avasoft shall be a third party beneficiary of the Agreement, as amended.

5. No Further Modification. Except as provided herein, the Agreement shall remain in full force and effect without modification.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

Avalanche Products, Inc.

By: ______________________________
James Wheeler
Its: President

Norse Dairy Systems, LLC

By: ______________________________
Gunther M. Brinkman
Its: Vice President, Marketing

Avasoft, Inc. (as to Section 3)

By: ______________________________
James Wheeler
Its: C.E.O.